V-ONE CORPORATION
                             SHARES OF COMMON STOCK
                  AMENDMENT NO. 2 TO PLACEMENT AGENT AGREEMENT

      This Amendment No. 2 dated November 16, 1998 to the Placement Agent Agreement dated October 9, 1998, and as amended on November 9, 1998 (the
"AGREEMENT")  by and between  V-ONE  Corporation,  a Delaware  corporation  (the
"COMPANY"), and LaSalle St. Securities, Inc., an Illinois corporation (the "PLACEMENT AGENT").

      The Company and the Placement Agent hereby agree to amend the Agreement as set forth below:

      1. The fourth paragraph on the page 1 of the Agreement is hereby amended and restated in its entirety as follows:

            "Accompanying this Agreement is (1) a copy of the Company's Confidential Private Placement Memorandum dated October 9, 1998 ("VERSION #1 OF THE OFFERING MEMORANDUM") and the subscription documents (including a Purchaser Representative Questionnaire) attached as an exhibit thereto (the "VERSION #1 OF THE SUBSCRIPTION DOCUMENTS") and (2) a copy of the Company's Confidential Private Placement Memorandum dated November 3, 1998 ("VERSION #2 OF THE OFFERING MEMORANDUM") and the subscription documents (including a Purchaser Representative Questionnaire) attached as an exhibit thereto (the "VERSION #2 OF THE SUBSCRIPTION DOCUMENTS"). Both Version #1 and Version #2 of the Offering Memorandum and the Subscription Documents were prepared for use in conjunction with the offer and sale of the Shares. Investors who subscribe for the Shares (the "SUBSCRIBERS") will be required to complete either Version #1 or Version #2 of the Subscription Documents and execute the Subscription Agreement forming a part thereof (the "SUBSCRIPTION DOCUMENTS"). Version #1 of the Offering Memorandum was supplemented on October 9, 1998, and November 9, 1998 and Version #2 of the Offering Memorandum was supplemented on October 9, 1998 and November 16, 1998. Version #1 of the Offering Memorandum and Version #2 of the Offering Memorandum are (and their respective exhibits) together with the respective Subscription Documents are herein referred to as the "OFFERING MEMORANDUM," except that, if either Version #1 or Version #2 of the Offering Memorandum or the Subscription Documents shall be supplemented or amended as herein provided, the term "OFFERING MEMORANDUM" shall refer, from and after the supplement or amendment has been delivered to the Placement Agent, to the Subscription Documents and the Confidential Private Placement Memorandum and the exhibits thereto as so amended or supplemented."

      IN WITNESS whereof, the parties have signed this Amendment No. 2 to the Placement Agent Agreement as of the day and year first above written.



LASALLE ST. SECURITIES, INC.              V-ONE CORPORATION

By: /s/  Michael Grady                    By: /s/ Charles B. Griffis
    -------------------------------           ---------------------------
    Michael Grady, Vice President             Charles B. Griffis,
                                              Chief Financial Officer